MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz Corporate Communications Director Hutchinson Technology Inc. 320-587-1823	Chuck Ives Investor Relations Manager Hutchinson Technology Inc. 320-587-1605

Hutchinson Technology Officers Establish 10b5-1 Stock Plans

HUTCHINSON, Minn., August 1, 2006 — Hutchinson Technology Incorporated (Nasdaq: HTCH) announced today that three executive officers, Wayne M. Fortun, President and Chief Executive Officer, John A. Ingleman, Vice President and Chief Financial Officer, and Rebecca A. Albrecht, Vice President of Human Resources, have entered into pre-arranged trading plans in accordance with Rule 10b5-1 of the Securities and Exchange Commission. All three executive officers have adopted the plans as a means of exercising vested stock options that were granted in November 1996 and will expire in November 2006.

Any transactions under the plans will be reported through individual Form 4 filings with the Securities and Exchange Commission. The Form 4 filings also will be posted on Hutchinson Technology Incorporated’s investor relations web page at www.htch.com. The plans comply with the company’s insider trading policy.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.